UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-51296	36-4387843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (630) 545-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 14, 2013, Community Financial Shares, Inc. (the “Company”) filed an Amended and Restated Certificate of Designations with the Delaware Secretary of State in order to amend the terms of its Series C Convertible Noncumulative Perpetual Preferred Stock (the “Series C Preferred Stock”). The Amended and Restated Certificate of Designations for the Series C Preferred Stock, which was approved by the stockholders of the Company at the annual meeting of stockholders held on June 13, 2013, includes conversion blockers that will prevent a holder of the Series C Preferred Stock from converting shares of the Series C Preferred Stock to the extent that such conversion would result in the holder or its affiliates beneficially owning more than 9.9% or 4.9%, as applicable, of the Company’s outstanding common stock. A copy of the Amended and Restated Certificate of Designations for the Series C Preferred Stock is attached hereto as Exhibit 4.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of the Company was held on June 13, 2013. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are set forth below. Except as otherwise set forth below, the following results reflect the aggregate vote by the holders of the Company’s common stock and Series C Preferred Stock, on a fully converted basis, on each proposal. Each share of Series C Preferred Stock is convertible into 100 shares of common stock and was therefore entitled to 100 votes on each matter to be submitted to a vote of stockholders at the annual meeting.

1.	The following individuals were elected as directors of the Company, to serve for one year terms or until their successors are elected and qualified, by the following vote:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Penny A. Belke, DDS	10,851,673	25,768	28,666
Raymond A. Dieter, MD	10,847,533	29,908	28,666
Scott W. Hamer	10,847,533	29,908	28,666
Christopher M. Hurst	10,847,533	29,908	28,666
Mary Beth Moran	10,847,533	29,908	28,666
John M. Mulherin	10,836,293	41,148	28,666
Daniel A. Strauss	10,845,515	31,926	28,666
Donald H. Wilson	10,847,533	29,908	28,666

2.	A proposal to change the Company’s state of incorporation from the State of Delaware to the State of Maryland was approved by stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
10,853,457	19,260	4,724	28,666

3.	A proposal to amend the Certificate of Designations for the Company’s Series C Preferred Stock to include conversion blockers that will prevent a holder of the Series C Preferred Stock from converting shares of the Series C Preferred Stock to the extent that such conversion would result in the holder or its affiliates beneficially owning more than 9.9% or 4.9%, as applicable, of the Company’s outstanding common stock, was approved by stockholders by the following vote:

Common Stockholders and Series C Preferred Stockholders:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
10,859,771	6,816	10,854	28,666

Series C Preferred Stockholders Alone on a Fully Converted Basis:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
7,073,700	—	—	—

4.	The appointment of BKD LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
10,890,808	8,481	6,818	—

5.	An advisory vote taken on the resolution to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
10,827,103	43,526	6,812	28,666

6.	An advisory vote was taken on the selection of the frequency of the advisory vote on the compensation of the Company’s named executive officers. The results of the vote were as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS	BROKER NON-VOTES
10,859,599	5,136	3,284	9,422	28,666

The Board of Directors has determined that an advisory vote on the approval of the compensation of the named executive officers will be included annually in the Company’s proxy materials.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Number	Description

	4.1	Amended and Restated Certificate of Designations for the Series C Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc. (incorporated by reference to Appendix D to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC.

/s/ Scott W. Hamer
Scott W. Hamer
President and Chief Executive Officer

Date: June 17, 2013